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                                  Exhibit 10.1


                              OFFICE BUILDING LEASE

                             BASIC LEASE INFORMATION

DATE OF LEASE:             April 16, 1999

LANDLORD:                  Van Wagner Properties

LANDLORD'S ADDRESS:        Mr. Roger Van Wagner
                           Van Wagner Properties
                           P.O. Box 1630
                           Arvada, CO 80001

TENANT:                    CPU Micromart, a Nevada corporation

TENANT'S ADDRESS:          15695 N. 83rd Way, Scottsdale, Arizona  85260

PREMISES:                  The entire building located at 15695 North 83rd Way,
                           Scottsdale, Arizona 85200, consisting of approximately 18,224 square feet

TERM COMMENCEMENT DATE:    May 1, 1999

TERM EXPIRATION DATE:      April 30, 2001

OPTION(S) TO RENEW:        None

BASE RENT:                 Months 1 through 12 following $.80 PSF NNN
                           Commencement Date:  14,579.20

                           Months 13 through 24 following $.85 PSF NNN
                           Commencement Date:  15,490.40

SECURITY DEPOSIT:          One month's base rent

GUARANTOR:                 None

LETTER OF CREDIT:

LANDLORD'S BROKER:         Mark P. Linsalata
                           Lee & Associates Arizona

TENANT'S BROKER:           Mark P. Linsalata
                           Lee & Associates Arizona
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ARTICLE 1.  DEFINITIONS ...................................................
       1.1  Definitions ...................................................

ARTICLE 2.  Premises ......................................................
       2.1  Lease
       2.2  Acceptance of Premises ........................................
       2.3  Reservation of Rights .........................................

ARTICLE 3.  TERM, USE AND RENT ............................................
       3.1  Term ..........................................................
       3.2  Use ...........................................................
       3.3  Base Rent .....................................................
       3.4  Adjustment of Base Rent .......................................
       3.5  Net Lease .....................................................
       3.6  Right of First Offer ..........................................

ARTICLE 4.  LANDLORD'S COVENANTS ..........................................
       4.1  Repair Obligation .............................................
       4.2  Peaceful Enjoyment ............................................

ARTICLE 5.  TENANT'S COVENANTS ............................................
       5.1  Payments by Tenant ............................................
       5.2  Real and Personal Property Taxes ..............................
       5.3  Repairs by Tenant .............................................
       5.4  Assignment or Sublease ........................................
       5.6  Fixtures and Equipment ........................................
       5.6  Alterations, Additions and Improvements .......................
       5.7  Compliance with Laws and Insurance Standards ..................
       5.8  No Nuisance; No Overloading ...................................
       5.9  Furnishing of Financial Statements; Tenant's Representations ..
       5.10 Entry by Landlord .............................................
       5.11 Nondisturbance and Attornment .................................
       5.12 Estoppel Certificate ..........................................
       5.13 Surrender .....................................................
       5.14 Security Deposit ..............................................
       6.15 Escrow Account/Letter of Credit ...............................
       5.16 Tenant's Remedies .............................................
       5.17 Rules and Regulations .........................................

ARTICLE 6.  ENVIRONMENTAL MATTERS .........................................
       6.1  Hazardous Materials Prohibited ................................
       6.2  Right of Entry ................................................
       6.3  Notice to Landlord ............................................

ARTICLE 7.  INSURANCE, INDEMNITY, CONDEMNATION, DAMAGE AND DEFAULT
       7.1  Tenant's Liability Insurance ..................................
       7.2  Tenant's Additional Insurance Requirements ....................
       7.3  Indemnity and Exoneration .....................................
       7.4  Waiver of Subrogation .........................................
       7.5  Condemnation ..................................................
       7.6  Damage or Destruction .........................................
       7.7  Default by Tenant .............................................
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ARTICLE 8.  MISCELLANEOUS MATTERS
       8.1  Parking .......................................................
       8.2  Brokers .......................................................
       8.3  No Waiver .....................................................
       8.4  Recording......................................................
       8.5  Holding Over ..................................................
       8.6  Transfers by Landlord .........................................
       8.7  Attorneys' Fees ...............................................
       8.8  Termination; Merger ...........................................
       8.9  Amendments; Interpretation ....................................
       9.10 Severability ..................................................
       8.11 Notices .......................................................
       8.12 Force Majeure .................................................
       8.13 Independent Covenants .........................................
       8.14 Successors and Assigns ........................................
       8.15 Further Assurances ............................................
       8.16 Incorporation of Prior Agreements .............................
       8.17 Applicable Law ................................................
       8.18 Time of the Essence ...........................................
       8.19 No Joint Venture ..............................................
       8.20 Authority .....................................................
       8.21 Offer .........................................................
       8.22 Tenant Financing ..............................................
       8.23 Exhibits; Addenda .............................................
       8.24 Waiver of Right to Jury Trial .................................
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                                    EXHIBIT C

                              RULES AND REGULATIONS

         1. The sidewalks, doorways, halls, stairways, vestibules and other Similar areas shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from the Premises, and for going from one part of the Premises to another part. Corridor doors, when not in use, shall be kept closed. Before leaving the Premises, Tenant shall ensure that all doors to the Premises are securely locked and all water faucets and electricity are shut off.

         2. Plumbing fixtures shall be used only for their designated purpose, and no -foreign substances of any kind shall be deposited therein. Damage to any such fixtures resulting from misuse by Tenant's or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

         3. Tenant shall not mar or deface the Premises in any way. Tenant shall not place anything on or near the glass of any window, door or wall which may appear unsightly from outside the Premises.

         4. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlord's approval and supervision prior to performing services. This applies to all work performed in the Premises, including, but not limited to installation of telephones, telegraph equipment, wiring of any kind, and electrical devises, as well as all installations affecting floors, walls, woodwork, windows, ceilings and any other portion of the Premises.

         5. Landlord shall have the right to limit the weight and size of, and to designate the location of, all safes and other heavy property brought into the Premises.

         6. Nothing shall birds, fish or animals be swept 11 thrown into the corridors hall elevator shafts or stairways of any kind shall be brought into or kept in, on or about the Premises, with the exception of guide dogs where necessary.

         7. No cooking shall be done in the premises except in connection with a convenience lunch room for the sole use of employees and guests (on a non-commercial basis) in a manner which complies with all of the provisions of the Lease and which does not produce fumes or odors.

         8. Tenant shall not install or operate on the Premises any electric heater, stove or similar equipment without Landlord's prior written consent. Tenant shall not use or keep on the Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities necessary for the operation and maintenance of office equipment utilized at the Premises. No explosives shall be brought onto the Premises at any time.

         9. Tenant shall be solely responsible for security of the Premises, and Landlord shall hot be liable to Tenant for losses due to theft or burglary, or for damage by unauthorized persons in, on or about the Premises, and Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry closed.

         10. No additional locks are allowed on any door of the Premises without Landlord's Prior written consent. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises, and give to the Landlord the combination of all locks for safes and vault doors, if any, in the Premises.

         11. Tenant Shall not bring into (or permit to be brought into) the building any type motor vehicle.

         12. Landlord retains the right at any time, without liability to Tenant, to change the name and street address of the Premises.

         13. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection and maintenance of the Premises, the operation and preservation of the good order thereof. Such rules and regulations, when made and written notice thereof given to Tenant, shall be binding as if originally included herein. Landlord shall not be responsible to Tenant for the non-observance or violation of these rules and regulations by any party. Landlord reserves the right to exclude or expel from the Premises any person who, in Landlord's judgment, is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these rules or regulations.
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                                      LEASE

         THIS LEASE is entered into as of the date hereof between Landlord and Tenant.

ARTICLE 1. DEFINITIONS.

1.1 Definitions. Terms used herein shall have the following meanings:

         (a) "Additional Rent" shall mean any and all monetary obligations of Tenant under this Lease other than the obligation for payment of Base Rent.

         (b) "Base Rent" shall mean the sums due from time to time as rental for the Premises as shown in the Basic Lease Information.

         (c) "Building" shall mean the building and other improvements associated therewith located upon the Premises.

         (d) "Event of Default" shall have the meaning set forth in Section 7.7 herein.

         (e) "Landlord" shall mean the then current owner of the Premises.

         (f) "Landlord's Broker" shall mean the individual or corporate broker, if any, identified on the Basic Lease Information sheet as the broker for Landlord.

         (g) "Premises" shall mean the Premises more particularly shown on the attached Exhibit A.

         (h) "Permitted Use" shall mean general office, warehouse and light assembly use of a kind appropriate in a building of the type, quality and location of the Building; provided, however, that Permitted Use shall not include (a) offices or agencies of any foreign government or political subdivision thereof; (b) offices of any agency or bureau of any state, county or city government; (c) offices of any health care professionals; (d) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (e) retail or restaurant uses; or (f) communications firms such as radio and/or television stations.

         (i) "Rent" shall mean Base Rent plus additional Rent.

         (j) "Security Deposit" shall mean the amount, if any, to be paid by Tenant to Landlord and held and applied pursuant to Section 5. 14.

         (k) "Tenant's Broker" shall mean the individual or corporate broker, if any, identified on the Basic Lease Information sheet as the broker for Tenant.

         (l) "Term or Lease Term" shall mean the period commencing with the Term Commencement Date and ending at midnight on the Term Expiration Date.

         (m) "Term Commencement Date" shall mean the date set forth in the Basic Lease Information.

         (n) "Term Expiration Date" shall mean the date set forth in the Basic Lease Information.

         (o) Other Terms. Other terms used in this Lease and on the Basic Lease Information sheet shall have the meanings given to them herein and thereon.

ARTICLE 2. PREMISES.

2.1 Lease. Landlord hereby lenses to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease. This Lease shall become effective immediately upon, and contemporaneously with, recordation of the special warranty dead transferring title to the Premises from Tenant to Landlord. In the event that the escrow for the transfer of title to the Premises from Tenant to Landlord does not close for any reason, then this Lease shall be of no force or affect, and rights of the parties shall be governed solely by that certain Purchase and Sale Agreement dated May 27, 1997 between Landlord, as buyer, and Tenant, as seller.
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2.2 Acceptance of Premises. Tenant acknowledges that prior to the Term
Commencement Date, It was in sole possession and control of the Premises as the owner. As a result of such previous possession and ownership, Tenant accepts the Premises in its AS IS condition existing on the effective date of this Lease, subject to all matters of record and applicable laws, ordinances, rules and regulations. Tenant acknowledges that neither Landlord nor any of Landlord's agents or representatives has agreed to undertake any alterations or additions or to perform any maintenance or repair of the Premises.

2.3 Reservation of Rights. Landlord shall have access to the Premises during the Term during normal business hours and upon reasonable notion to Inspect the Premises or to show the Premises to prospective buyers of Landlord's interest in the Premises, and during the last year of the Term to prospective tenants. Landlord's access hereunder shall not Interfere with Tenant's business operations.

ARTICLE 3. TERM, USE AND RENT.

3.1 Term. The Term shall commence upon the Term Commencement Date, which date shall be the date of close of escrow for the transfer of title to the Premises from Tenant to Landlord, and shelf continue In full fore* for ton (10) years from the Term Commencement Date. Upon close of escrow, the parties shall execute Exhibit D in order to confirm the Term Commencement Date and Term Expiration Date,

3.2 Use. Tenant shall use the Premises solely for the Permitted Use and for no other use or purpose. Tenant use of the Premises shall be limited by the terms, conditions and provisions of any covenants, conditions and restrictions encumbering the Premises, and Tenant agrees to comply with the terms thereof.

3.3 Base Rent.

    (a) Tenant shall pay the Base Rent to Landlord in accordance with the schedule set forth on the Basic Lease Information sheet and in the manner described below. Tenant shall pay the Base Rent in monthly installments on or before the first day of each calendar month during the Term and any extensions or renewals thereof, in advance without demand and without any reduction, abatement, counterclaim or setoff, in lawful money of the United States, at Landlord's address specified on the Basic Lease Information sheet or at such other address as may be designated by Landlord in the manner provided for giving notice under Section 8.11 hereof.

    (b) If the Term commences on other than the first day of a month, then the Use Rent provided for such partial month shall be prorated based upon a thirty
(30)-day month and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date together with the other amounts payable on that day. If the Term terminates on other then the last day of a calendar month, then the Base Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month in which the date of termination occurs.

3.4 Adjustment of Base Rent. The Base Rent shall be adjusted on the third, sixth and ninth anniversary (the "Adjustment Dates") of the Lease in the amounts shown on the Basic Lease Information.

3.5 Net Lease. The parties understand and agree that this is an absolute net lease, and that Landlord shall receive the Rent without deduction therefrom on any account whatsoever with respect to the Premises. Except as expressly provided herein, there shall be no abatement, diminution or reduction of the Rent herein reserved to Landlord on account of any inconvenience, interruption or cessation of Tenant's use of the Premises except as caused by the gross negligence willful misconduct of Landlord, or on account of any loss of business or change in permitted use or operation of the Premises.

ARTICLE 4. LANDLORD'S COVENANTS.

4.1 Landlord's Repair Obligation. Tenant assumes full and sole responsibility for the condition, operation, maintenance, repair and replacement of the Premises. Except as provided in Section 7.6, Landlord shall have no obligation whatsoever to maintain, repair or replace the Premises. The parties intend that the terms of this Lease shall govern their respective maintenance and repair obligations. Tenant expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to such obligations or which affords Tenant the right to make repairs at the expense of Landlord or terminate this Lease by reason of the condition of the Premises or any needed repairs. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, to undertake works of maintenance, repair or replacement which Tenant is required to perform under this Lease and which Tenant fails or refuses to perform within thirty (30) days of Landlord's notice to Tenant requesting Tenant to perform such work, except
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for emergency or safety-related repairs which Landlord may perform at Tenant's expense upon 24 hours notice. Tenant shall reimburse Landlord upon demand as Additional Rent, for all costs incurred by Landlord in performing any such repair for the account of Tenant, together with an amount equal to fifteen percent (15%) of such costs to reimburse Landlord for its administration and managerial effort.

4.2 Peaceful Enjoyment. Landlord covenants with Tenant that upon Tenant paying the Rent and all other charges required under this Lease and performing all of Tenant's covenants and agreements herein contained, Tenant shall peacefully have, -hold and enjoy the Premises subject to all of the terms of this Lease. This covenant and the other covenants of Landlord contained in this * Lease shall be binding upon Landlord and Its successors only during its or their respective ownership of the Premises and of Landlord's interest hereunder. This Lease is subject to any covenants, conditions and restrictions (CC&Rs) or other agreement to which this Lease may be subordinate. Tenant acknowledges and agrees that a default by Tenant under the CC&Rs, if any, or any other such superior agreement shall constitute a default hereunder. All obligations of Landlord hereunder shall be limited to the extent performance of same is prohibited, restricted or limited under the CC&Rs or other such superior agreement.

ARTICLE 5. TENANT'S COVENANTS

5.1 Payments by Tenant. Tenant shall pay Rent at the times end in the manner provided in this Lease. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 7.7. If there is more then one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

5.2 Real and Personal Property Taxes.

         (a) Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges In lieu of any such taxes, capital levies, and any other charges imposed upon, levied with respect to, or assessed against Tenant's personal property, and on its interest pursuant to this Lease, and all Real Property Taxes -which shall be levied or assessed against all or any. portion of the Premises. The payment of such personal property taxes and Real Property Taxes shall be Additional Rent hereunder.

         (b) "Real Property Taxes" shall include any and all taxes and assessments imposed, levied or assessed against the Premises, or any portion thereof, including any reassessment thereof at any subsequent time and including any transaction privilege tax, whether such taxes are measured in whole or in part by the value of the Premises or by the amount of any rent paid to Landlord under this Lease for the use and occupancy thereof. Real Property Taxes shall include the amount of any surtax or deferred tax which is imposed, levied or assessed either at the time of any transfer or assignment of the Premises by Tenant, or any interest therein, or upon the occurrence of any other event, which surtax or deferred tax is imposed, levied or assessed for the purpose of recapturing any Real Property Taxes, (i) the imposition, levy or assessment of which had been previously deferred, and (ii) which would have, but for such deferral, been previously imposed or levied upon or assessed against the Premises or any portion thereof, provided, however, that Tenant's share of such deferred taxes shall be prorated to cover only the period of time within the tax fiscal year for such deferred taxes during which this Lease was in effect. Real Property Taxes shall be liberally construed so that Tenant shall pay not only any and all Real Property Taxes imposed or levied upon or assessed against the Premises under the low existing as of the date of execution of this Lease, but any and all other taxes (collectively "in Lieu Taxes") which may hereafter be imposed, levied or assessed in conjunction with, In lieu of, as an alternative to, as an offset against or as the result of any deferral, of any such Real Property Taxes and any other special, unforeseen or extraordinary taxation, however described, relating to the Premises. Tenant shall be responsible for the payment of any Real Property Taxes applicable to the Term, regardless of whether such assessment occurs during or after the Term. The foregoing notwithstanding, Real Property Taxes shall not include (i) personal property taxes or franchise taxes payable by Landlord, or (ii) federal, state or local income taxes or inheritance, gift and estate, taxes, or (iii) any transfer fee or tax arising from a sale or transfer of the Premises.

         (c) Any Real Property Taxes for the first and last years of the Term shall be prorated between the parties. With respect to any assessment which may be levied upon the Premises and which under the laws than In force may be evidenced by bonds payable In installments, the computation of the tax payable by Tenant hereunder shall be limited to the Installments payable during the Term.

         (d) If the Premises are separately assessed and billed pursuant to a segregated tax assessment, Tenant shall, upon Landlord's written request, directly pay the amount of such Real Property Taxes to the tax collector at least ten (10) days prior to delinquency and provide Landlord with evidence of such Payment. If the Premises are not separately assessed and billed pursuant to a segregated tax assessment, Tenant's share of the Real Property Taxes shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax bill, such proportion to be determined by Landlord from the records of the Tax Assessor of the County In which the Premises are located. If such records' are not available or are not sufficiently detailed, (i) Tenant's share of the tax bill for improvements shall be determined by multiplying the amount allocated to improvements In the tax bill by a fraction the numerator of which is the Floor Area of Tenant's Building and the denominator of which is the total Floor Area of buildings included in the tax bill, whether occupied or not; and (ii) Tenant's share of the tax bill for land shall be determined by multiplying the amount allocated to land in the tax bill by a fraction the numerator of which is the square footage of the land contained in the Premises and the-denominator of which is the square footage of all land covered by the tax bill.

         (e) Notwithstanding anything to the contrary herein contained, if the Impounding of tax payments is required by any lender of Landlord, or in the event that Landlord releases the letter of credit described in Section 5.15, and otherwise upon the occurrence of any Event of Default, Landlord may elect to require Tenant to pay Real Property Taxes in accordance with the provisions of this Section 5.2(e). Beginning at the Commencement Date and prior to the commencement of each calendar year thereafter, Landlord shall furnish to Tenant a statement setting forth the estimated Real Property Taxes to be levied against the Premises for the immediately succeeding calendar year or fraction thereof. Tenant shall pay such estimated Real Property Taxes to Landlord in equal monthly installments which shall be made concurrently with the payment of each installment of Base Rent. Within 60 days after the and of each calendar year or fraction thereof, or within 60 days of any assessment, Landlord shall furnish to Tenant a statement in writing, certified by Landlord to be correct, showing the actual Real Property Taxes assessed against the Premises during the immediately preceding calendar year or fraction thereof or the applicable calendar year, if there has been a reassessment. At that time an adjustment shall be made between Landlord and Tenant, so that Tenant's payments of Real Property Taxes for the preceding year or. fraction thereof shall equal the actual amount of such Real Property Taxes for the same period. Any overpayment by Tenant upon such adjustment shall be credited by Landlord to the monthly installments of estimated Real Property Taxes next falling due, and any underpayment by Tenant shall be paid to Landlord with the next installment of estimated Real Property Taxes or if the Term has ended, then promptly upon Tenant's receipt of Landlord's statement.

         (f) Either party will have the right, at its cost and expense, to contest the legality, validity or amount of any real property taxes or the assessments upon which same are based by appropriate proceedings prosecuted in good faith. Landlord will be notified of any such contest by Tenant and will cooperate with Tenant and, if required, join Tenant in such proceedings at no cost or expense to Landlord. Such contest may be made in the name of Landlord or Tenant, or both, and if requested by Tenant, Landlord will actively participate in such contest at Tenant's sole cost and expense. If Landlord obtains a refund of any real property taxes for which Tenant has paid a share, Tenant shall receive a credit against Rent due hereunder in the amount of such refund and any interest received thereon after deducting therefrom the reasonable costs and expenses (including experts and attorney fees) of obtaining such refund. If Tenant obtains a refund of any real property taxes, Tenant will be entitled to the full amount of such refund, provided however that if such refund includes amounts paid by Landlord without reimbursement from Tenant, Tenant will promptly remit to Landlord its share of such refund and any interest received thereon after deducting therefrom the reasonable costs and expenses (including experts and attorney fees) of obtaining such refund.

5.3 Repairs by Tenant. Tenant shall, at all times, at its sole cost and expense, maintain, repair and replace the Premises, including, without limitation, the maintenance, replacement and repair of the roof, roof membrane, exterior walls, any doors, Interior and exterior windows, floors, all interior walls, landscaping, pavement, parking areas, sidewalks, lighting, plumbing, heating, ventilation and air conditioning (HVAC) facilities and equipment and sanitary facilities, provided however, that Tenant shall not be required to replace any of the foregoing unless such replacement is recommended by an independent professional. Tenant shall enter Into a service contract, with a contractor approved by Landlord, which provides for the periodic inspection and maintenance of the HVAC equipment. Tenant's maintenance of the Premises outside the Building shall include, but not be limited to, (a) cleaning and removing rubbish and dirt; (b) cleaning, maintaining, repairing, remarking and replacing paved and unpaved surfaces and curbs (including periodic sealing, re-striping and repaving of the parking area in order to maintain some in a first class condition), cleaning, maintaining and repairing directional and other signs, landscaping, gardening, decorating (permanent or temporary, seasonal or otherwise) maintaining and repairing lighting facilities, drainage systems, and other similar items; and (c) maintaining, repairing and replacing utility Installations underlying such areas If not maintained or replaced by utility companies. The facilities and fixtures shall be kept, repaired, maintained, replaced, or supplemented at all times by Tenant in accordance with all governmental requirements and Insurance requirements as they may now or hereafter exist, and in all events in a clean, sanitary and orderly condition. Tenant shall be obligated to surrender the Premises upon expiration of the Term In the same condition as on the Term Commencement Data, reasonable wear and tear, taking by condemnation, and damage that is Landlord's responsibility under
Section 7.6 not caused by Tenant, its agents, employees, contractors, invitees and licensees excepted. Tenant shall not commit or allow any waste or damage to be committed in any portion of the Premises.

5.4 Assignment or Sublease

         (a) Tenant shall not voluntarily or by operation of law assign, sublet, mortgage pledge, encumber or transfer (collectively "Transfer") all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent given under and subject to the terms of this Section.

         (b) If Tenant desires to Transfer this Lease or any interest herein or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such intent. Tenant's notice shall specify the effective data of the proposed Transfer and be accompanied by the name, address, telephone number and current financial statement of the proposed assignee or subtenant ("Transferee"), all financial details of the Transfer, the intended use (including any modification) of the Premises, and exact copies of all of the. proposed agreement(s) between Tenant and the Transferee. Tenant shall promptly provide Landlord with (i) such other or additional information or documents reasonably requested by Landlord, and (ii) an opportunity to meet and interview the Transferee, if requested by Landlord.

         (c) Landlord shall have fifteen (15) days from the date of Tenant's original notice, or five (5) days from the date of Landlord's interview with the Transferee and/or receipt of additional information, if requested within the initial fifteen (15) day period, within which to notify Tenant in writing whether or not Landlord will permit such Transfer. Landlord's consent to a Transfer shall not be unreasonably withheld. Reasonable grounds for denying consent include any of the following: (i) Transferee's character, reputation, credit history, or business is not consistent with the character or quality of the Premises; (ii) Transferee is either a government agency or an instrumentality of one; (iii) Transferee's intended use of the Premises is inconsistent with the Permitted Use or will materially and adversely effect Landlord's interest; (iv) Transferee's financial condition is or may be inadequate to support the Lease obligations of Transferee under the Transfer documents; (v) Transferee does not intend to occupy the entire Premises and conduct business there for a substantial portion of the term of the Transfer,
(vi) the Transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of, Hazardous Material (excluding standard office and janitorial supplies in limited quantities as provided in Article 8 herein); (vii) the Transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from Transferee's actions or use of the property in question; or (viii) the Transferee is subject to an enforcement order issued by any governmental authority in connection with the generation, storage, use, treatment or disposal of a involves the generation, storage, use, treatment, or disposal of Hazardous Material. Landlord may impose any reasonable condition upon its consent to a Transfer, including but not limited to that the Transferee execute assumption documentation as Landlord shall require. Notwithstanding any other' provision in this Lease, Landlord may withhold its consent, in its sole discretion, to any proposed Transfer of Tenant's interest in the Premises by way of a mortgage, pledge or other encumbrance.

         (d) In the event Tenant shall request the consent of Landlord to a Transfer hereunder, Tenant shall reimburse Landlord for Landlord's reasonable expenses incurred in connection therewith, including but not limited to attorneys' fees, regardless of whether Landlord approves such request. Landlord may condition its approval upon the prior payment of such fees and costs. If not otherwise paid, such fees and costs shall be deemed Additional Rent under this Lease and shall be payable within ton (10) days of written request.

         (e) In any assignment or subletting undertaken by Tenant, Tenant shall diligently seek to obtain not less than fair market rent for the space so assigned or sublet.

         (f) The consent of Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by the Transferee. Such action shall not relieve Tenant or any such other party from liability under this Lease or a sublease.

         (g) No Transfer by Tenant shall relieve Tenant of any obligation under this Lease. In the event of default by a Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Any Transfer which conflicts with the provisions hereof shall be void and, at Landlord's option, shall constitute a default under this Lease.

         (h) In the event Tenant sublet the entire Premises or any part thereof, Tenant shall deliver to Landlord fifty percent (50.00%) of any excess rent within thirty (30) days of Tenant's receipt thereof pursuant to such subletting. As used herein,

"excess rent" shall mean any sums or economic consideration per square foot of the Premises received by Tenant pursuant to such subletting in excess of the amount of the rent per square foot of the Premises payable by Tenant under this Lease applicable to the part or parts of the Premises so sublet, provided, however, that no such excess rent shall be payable until Tenant shall have recovered therefrom Tenant's reasonable costs incurred in conjunction with such subletting.

         (i) In the event Tenant assigns this Lease, Tenant shall deliver to Landlord fifty percent (50.00%) of any excess payment within thirty (30) days of Tenant's receipt thereof pursuant to such assignment. As used herein, "excess payment" shall mean the amount of payment received for such assignment of this Lease in excess of the rent payable by Tenant under this Lease; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom Tenant's reasonable costs incurred in conjunction with such assignment.

         (j) Notwithstanding the other provisions of this Section, Tenant may assign this Lease or sublet the Premises or a portion thereof, Without Landlord's consent, but with prior written notice, to any corporation, partnership, individual or other entity which controls, is controlled by or is under common control with Tenant; or to any corporation, partnership, Individual or other entity, resulting from the merger or consolidation with Tenant, or to any person or entity which purchases all or substantially all of the assets or stock of Tenant, provided that (i) the Transferee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises remains unchanged. If Tenant is a corporation whose stock is publicly traded on a national exchange, the transfer of stock in Tenant on such exchange shall not be considered an assignment, sublease or transfer under the Lease.

         (k) Other then an assignment in the manner provided in Section 5.4(j) above, the right of first offer provided in Section 3.4 herein shall not be assignable, and such right shall expire and become of no force or affect upon an assignment of this Lease by Tenant.

5.5 Fixtures and Equipment. Provided that Tenant has first obtained any necessary governmental permits or approvals, Tenant may install in the Premises such trade fixtures and equipment-as Tenant deems advisable for the conduct of Its business. Tenant shall not place a load upon any portion of the Building exceeding the structural and load-bearing specifications for which the Building was designed or which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy equipment and to prescribe the reinforcing necessary, if any, which in the opinion of a professional retained by Landlord may be required under the circumstances, such reinforcing to be at Tenant's expense. Notwithstanding any provisions of this Lease to the contrary, Tenant may install or furnish in and to the Premises all furniture, furnishings, business equipment and trade fixtures necessary or desirable for the conduct of its business, all or any part of which may be removed by Tenant during or upon expiration of the Term, provided that Tenant repairs any damage caused by such removal.

5.6 Alterations, Additions and Improvements.

         (a) Tenant shall not make or allow to be made any alterations, additions or improvements ("Alterations") in or to the Premises other than the installation of moveable furnishings and equipment without first obtaining Landlord's approval. Tenant shall provide Landlord with written notice of the proposed alterations, including copies of the plans and specifications, copies of all construction contracts or other agreements for the proposed Alterations, the name and address of any contractor or subcontractor to be employed on the Alterations, and the proposed time for performance of such work. Landlord's consent shall be given for any proposed Alterations which: (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not affect the structural portions of the Building; (iv) will not trigger any additional costs to Landlord; (v) will not require roof penetration; (vi) will not require the use of asbestos or other hazardous materials; (vii) are approved by Landlord's lender, if required under the terms of any mortgage or dead of trust encumbering the Premises; (viii) will not cause a reduction in the value of Landlord's interest in the Premises; and (ix) will not exceed Fifty Thousand and No/100th Dollars ($50,000.00) in cost in the aggregate In any colander year. Landlord will not unreasonably withhold it consent to Alterations which exceed $50,000.00 in cost in any calendar year provided that the remaining conditions in the preceding sentence are satisfied. Tenant shall supply to Landlord any additional documents and information requested by Landlord related to Tenant's request for consent hereunder. Tenant shall reimburse Landlord for any reasonable fees and costs incurred reviewing proposed Alterations, including, but not limited to architect's and engineer's fees.

         (b) Any consent given by Landlord under this Section shall be deemed conditioned upon: (i) Tenant's acquiring all applicable permits required by governmental authorities; (ii) Tenant's furnishing to Landlord copies of such permits, together with copies of the approved final plans and specifications, prior to commencement of the work thereon; (iii) Tenant's timely compliance With the conditions of all applicable permits and approvals; (iv) Tenant's delivery of proof of the Alterations, in form reasonably satisfactory to Landlord.

         (c) Tenant shall provide Landlord with not less than ten (10) days prior written notice of commencement of the work so as to enable Landlord to post and record appropriate notices of non-responsibility. All Alterations permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord. Tenant shall pay all amounts due to any contractors and suppliers on a timely basis and keep the Premises from any mechanic, materialmen or other lien or claim arising out of any work performed, materials furnished or obligations incurred by or for Tenant. In the event Tenant's proposed Alterations exceed Fifty Thousand Dollars ($50,000.00) in cost, Landlord may require, at its sole option, that Tenant provide to Landlord, at Tenant's expense, a completion bond (or similar bond or insurance acceptable to Landlord) in an amount equal to at least one and one half (1 1/2) times the total estimated cost of any Alterations be made in or to the Premises, to protect Landlord against any liability for any mechanic, materialmen or other lien or claim, and to ensure timely completion of the work. If any lien attaches to the Premises as a result of any act or omission by Tenant, Tenant shall cause such lien to be immediately released and removed of record, or shall post a bond adequate for the full payment of such lien, including any interest, attorneys fees and costs recoverable in the event such lien claimant prevails. If the lien is not released and removed, or bonded over, within thirty (30) days after Landlord, delivers notice of the lien to Tenant, Landlord may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees) incurred by Landlord in connection with the lien, plus an administrative fee equal to fifteen percent (15%) of all such expenses, shall be considered Additional Rent under this Lease and shall be due and payable by Tenant within ten (10) days of Landlord's written request.

         (d) All Alterations permitted under this Section shall be constructed diligently, in a good and workmanlike manner with now, good and sufficient materials of at least the same quality as those used i the construction of the existing improvements, and in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, building codes and the Americans With Disabilities Act). Tenant shall ensure that all work is performed in a manner that does not obstruct access to or through the Premises or its common areas or interfere either with other tenants' use of their Premises or with any other work being undertaken in the Premises. Tenant shall, promptly upon completion of the work, furnish Landlord with "as built" drawings for the Alterations.

         (e) Any and all Alterations made to the Premises by Tenant shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon the termination of this Lease by lapse of time or otherwise unless (i) Landlord conditioned its approval of such Alterations on Tenant's agreement to remove them or (ii) Landlord notifies Tenant prior to (or promptly after) the Term Expiration Date that the Alterations must be removed, in which case Tenant shall by the Term Expiration Date Car promptly thereafter), remove such Alterations, repair any damage resulting from such removal and restore the Premises to their condition existing prior to the date of installation of such Alterations. Tenant shall repair at its sole cost and expanse all damage caused to the Premises by removal of Tenant's movable equipment or furniture and such other Alterations as Tenant shall be required or allowed by Landlord to remove from the Premises. Notwithstanding anything contained herein, any tenant Improvements existing as of the Term Commencement Date shall not be constitute Alterations for the purposes of this Lease.

5.7 Compliance With Laws and Insurance Standards.

         (a) Tenant shall not cause or permit any portion of the Premises to be occupied or used in a manner that violates any applicable law, ordinance, code, rule, regulation or order of any governmental authority, including the Americans with Disabilities Act, now or hereafter existing ("Applicable Laws"). Tenant shall promptly make, at Tenant's sole expense, all repairs, replacements, alterations or improvements needed to comply with all Applicable Laws.

         (b) Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used in a manner that violates any covenant, easement or restriction of record, or the reasonable recommendations of Landlord's engineers or consultants, relating in any manner to the Premises, or for any business or purpose which is disreputable or productive of fire hazard. Tenant shall not do or permit anything to be done which would result in the cancellation, or in any way increase the cost of any insurance coverage on the Premises and/or its contents.

5.8 No Nuisance: No Overloading. Tenant shall use and occupy the Premises, and control its agents, employees, contractors, invitees and visitors in such manner so as not to create any nuisance, or interfere with, annoy or disturb (whether by noise, odor, vibration or otherwise) any other party. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Premises, or any portion thereof.

5.9 Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, within ten (10) business days of Tenant's preparation thereof, its annual report to shareholders, its 1OK report and 10Q report, and further agrees to provide Landlord with copies of any other financial reports prepared for its shareholders and/or any government agency within ten (10) days of written request by Landlord. Tenant represents and warrants that all such financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are and shall be true, correct and complete in all respects.

5.10 Entry by Landlord. Landlord, its employees, agents and consultants, shall have the right to enter the Premises at any time, in cases of an emergency, and otherwise, upon reasonable advance written notice to inspect the same, including, as provided in Section 6.2 herein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Premises or to show the Premises to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall not interfere with Tenant's business operations in the Premises. Tenant shall not be entitled to any abatement of Rent or damages by reason of the exercise of any such right of entry.

5.11 Nondisturbance and Attornment. This Lease and the rights of Tenant hereunder shall be subject and subordinate to the lien of any dead of trust, mortgage or other hypothecation or security instrument (collectively, a "Security Device") now or hereafter placed upon, affecting or encumbering the Premises or any part thereof or interest therein, provided that the holder of such Security Device agrees that Tenant's possession under the Lease shall not be disturbed so long as Tenant faithfully performs all of its obligations under this Lease and attorns to the record owner of the Premises. Tenant agrees to execute within fifteen (15) days of Landlord's request any Subordination, Nondisturbance and Attornment Agreement ("Subordination Agreement") which does not substantially differ from the form attached hereto as Exhibit B, and which is not otherwise inconsistent with the terms of this Lease. Failure by Tenant to execute and deliver any such Subordination Agreement within the time requested shall constitute a material default under this Lease. Notwithstanding anything herein to the contrary, any holder of a Security Device may unilaterally and without Tenant's consent subordinate the lien of its Security Device to this Lease by written notice to Tenant or by recording a written subordination in the Official Records of the County in which the Premises are located, in which case this Lease shall be unaffected by the foreclosure of the subordinated Security Device, notwithstanding the relative dates of the documentation or recordation thereof. Tenant agrees to attorn to and recognize as the Landlord under this Lease the holder or beneficiary under a Security Device or any other party that acquires ownership of the Premises by reason of a foreclosure or sale under any Security Device (or deed in lieu thereof). The new owner following such foreclosure, sale or deed shall not be (i) liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (ii) subject to any offsets or defenses which Tenant might have against any prior landlord; (iii) bound by prepayment of more than one (1) month's Rent; or (iv) liable to Tenant for any security deposit not actually received by such new owner. Each holder of a Security Device shall be an express third party beneficiary of the provisions of this Section 5.11 and any other provisions of this Lease that are for the benefit of such holder.

5.12 Estoppel Certificate. Within fifteen (15) days following Landlord's request, Tenant shall execute, acknowledge and deliver written estoppel certificates addressed to (i) any mortgagee or prospective mortgagee of Landlord, or (ii) any purchaser or prospective purchaser of all or any portion of, or interest in, the Premises, on a form specified by Landlord, certifying such facts and agreeing to such notice provisions and other matters as such mortgagee(s) or purchaser(s) may reasonably require, including, without limitation, the following: (a) that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications); (b) the amount of, and date to which Rent and other charges have been paid in advance; (c) the amount of any Security Deposit, and (d) acknowledging that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the alleged default). Any such estoppel certificate may be relied upon by any such mortgagee or purchaser. Failure by Tenant to execute and deliver any such estoppel certificate within the time requested shall constitute a material default under this Lease. Landlord agrees that upon Tenant's request, Landlord will execute an estoppel certificate and deliver same to Tenant certifying such matters as Tenant may reasonably request, including without limitation the following: (a) that this Lease is unmodified and in full force and affect (or in full force and effect as modified, and stating the modifications); (b) the amount of, and date to which Rent and other charges have been paid in advance; (c) the amount of any Security Deposit; and (d) acknowledging that Tenant is not in default under this Lease (or, if Tenant is claimed to be in default, stating the nature of the alleged default),

5.13 Surrender. On the Term Expiration Date (or earlier termination of this Lease), Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as they were in on the Term Commencement Date, reasonable wear and tear, taking by condemnation and repairs which are Landlord's responsibility under Section 7.6 herein excepted. Reasonable wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice, or by Tenant performing all of Its obligations under this Lease. Tenant shall, without cost to Landlord, remove all furniture, equipment, trade fixtures, debris and articles of personal property owned by Tenant in the Premises, and shall repair any damage to the Premises resulting from such removal and restore the Premises to their original condition, reasonable wear and tear excepted. Any such property not removed by Tenant by the Term Expiration Date (or earlier termination of this Lease) shall be considered abandoned, and Landlord may remove any or all such items and dispose of same In any lawful manner or store some In a public warehouse or elsewhere, for the account and at the expense and risk of Tenant. If Tenant fails to pay the cost of storing any such property after storage for thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord may doom proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of any such sale as follows: first, to the costs of such sale, including its attorneys' fees; second, to the costs of storing any such property, third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under this Lease; and fourth, the balance, if any, to Tenant.

5.14 Security Deposit. On or prior to the Term Commencement Date, Tenant shall pay to Landlord the amount of the Security Deposit shown in the Basic Lease Information as security for the full and faithful performance of Tenant's obligations under this Lease. If at any time during the Term, Tenant shall be in default in the payment of. Rent or In default for any other reason beyond the applicable notice period provided In Section 7.7, Landlord may use, apply or retain all or part of the Security Deposit for payment of any amount due Landlord or to cure such default or to reimburse or compensate Landlord for any liability, loss, cost, expense or damage (including attorneys' fees) which Landlord may suffer or incur by reason of any default by Tenant. Tenant hereby waives the benefit of the provisions of any provision of law now or hereafter in force to the extent such provisions limit Landlord's ability to apply the Security Deposit to any liability, lose, cost, expense or damage arising from a default by Tenant under this Lease. If Landlord uses or applies all or any part of the Security Deposit, Tenant shall, within ten (10) days of Landlord's written demand, pay to Landlord a sum sufficient to restore the Security Deposit to the full amount required by this Lease. Any time the Base Rent Increases during the Term, Tenant shall (within ten (10) business days of receipt of a request therefor from Landlord) deposit additional monies with Landlord sufficient to maintain the same ratio between the Security Deposit and Base Rent as that which was required as of the Term Commencement Date. Upon expiration of the Term or earlier termination of this Lease and after Tenant has vacated the Leased Premises, Landlord shall return the Security Deposit to Tenant, reduced by such amounts as may be required by Landlord to remedy any defaults by Tenant and/or to clean the Leased Premises. The portion of the deposit not so required shall be paid over to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within thirty (30) days after expiration of the Term or an earlier termination hereof. Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay Interest In respect thereof. No part of the Security Deposit shall be considered to be hold In trust, or to be prepayment of any monies to be paid by Tenant under this Lease. Upon any sale or transfer by Landlord of its interest In the Premises, Landlord shall deliver the Security Deposit to Landlord's successor In Interest and shall thereupon be relieved of any further liability to Tenant with respect thereto as provided in Section 8.6 herein.

5.15 [Intentionally Omitted]

5.16 Tenant's Remedies. Landlord shall not be deemed In breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 5.16, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by the holders of any ground lease, deed of trust or mortgage covering the Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord's obligation is such that more then thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be In breach of this Lease if performance is commenced within said thirty (30)-day period thereafter diligently pursued to completion, provided that In no event shall such cure period exceed ninety (90) additional days. If Landlord falls to cure such default within the time provided for In this Lease, the holder of any such ground lease, dead of trust or mortgage shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such holder shall have such additional time to cure the default an Is reasonably necessary under the circumstances, provided that such party shall provide Tenant with a written commitment to cure such default. Tenant shall look solely to the assets of Landlord for recovery of any judgment. No trustees, directors, officers, agents, employees or representatives of Landlord (or, if Landlord is a partnership, its partners, whether general or limited) shall ever be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, dead of trust or mortgage to which Section 5.11 applies or may apply. Tenant shall not have the right to withhold, reduce or offset any amount against any payments of Rent due and payable under this Lease by reason of a breach of this Lease by Landlord.

5.17 Rules and Regulations. Tenant shall comply with the rules and regulations for the Premises attached as Exhibit C and, in the event that there is more than one tenancy at the Premises, such reasonable amendments thereto as Landlord may adopt from time to time with prior notice to Tenant.

ARTICLE 6. ENVIRONMENTAL MATTERS.

6.1 Hazardous Materials Prohibited.

         (a) Tenant shall not cause of permit any Hazardous Material (as defined In Section 6.1(b) below) to be brought, kept, used, generated, released or disposed in, on, under or about the Premises by any person or party whatsoever, provided, however, that Tenant may use, store and dispose of, In accordance with applicable Laws, limited quantities of standard office and janitorial supplies, but only to the extent reasonably necessary for Tenant's operations in the Premises. Tenant hereby indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and hereby agrees to defend and hold Landlord harmless from and against any and all claims, liability, losses, damages, costs and/or expenses (including, without limitation, diminution in value of the Premises, or any portion thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space In the Premises, and sums paid in settlement of claims, fines, penalties, attorneys' fees, consultants' fees and experts' fees) which arise during or after the Term as a result of such breach, This indemnification of Landlord by Tenant includes, without limitation, death of or injury to person, damage to any property or the environment and costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present In, on, under or about the Premises (including soil and ground water contamination) which results from such a breach. Without limiting the foregoing, If the presence of any Hazardous Material In, on, under or about the Premises caused or permitted by Tenant results In any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the some to the condition existing prior to the introduction of such Hazardous Material; provided that Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained. This indemnification of Landlord by Tenant shall survive the expiration or sooner termination of this Lease.

         (b) As used in this Lease, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Arizona or the United States Government. The term "Hazardous Material" includes, without limitation, any substance, material or waste which is (i) defined as a "hazardous waste" or similar term under the law's of the jurisdiction where the Premises is located;
(ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource, Conservation and Recovery Act, 42 U.S.C. Section 6901; et seq. (42 U.S.C. Section 6903), (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601; et seq. (42 U.S.C. Section 9601); (v) hydrocarbons, petroleum, gasoline, crude oil of any products, by-products or fractions thereof, or (vi) asbestos In any form or condition.

         (c) As used in this Article 6, the term "Laws" means any applicable federal, state or local laws, ordinances, rules or regulations relating to any Hazardous Material affecting the Premises, Including, without limitation, the specific laws, ordinances and regulations referred to in Section 6.1(b) above. References to specific Laws shall also be references to any amendments thereto and to any applicable successor Laws.

6.2 Right of Entry. Landlord, its employees, agents and consultants, shall have the right to enter the Premises at any time, in case of an emergency, and otherwise, during reasonable hours and upon reasonable written notice to Tenant, in order to conduct periodic environmental Inspections and tests to determine whether any Hazardous Materials are present. The costs and expenses of such inspections shall be paid by Landlord unless a default or breach of this Lease, violation of Laws or contamination caused or permitted by Tenant is found to exist. In such event, Tenant shall reimburse Landlord upon demand, as Additional Rent, for the costs and expenses of such Inspections plus a fifteen percent (15%) administrative fee.

6.3 Notice to Landlord. Tenant shall Immediately notify Landlord In writing of:
(i) any enforcement, clean-up, removal or other governmental or regulatory action Instituted or threatened regarding the Premises pursuant to any Laws;
(ii) any claim made or threatened by any. person against Tenant or the Premises relating to damage, contribution, cost recovery, compensation, loss or Injury resulting from or claimed to result from any Hazardous Material; and (iii) any reports made to or received from any governmental agency arising out of or in connection with any Hazardous Material In or removed from the Premises, including any complaints, notices. warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and In any event within three (3) business days after Tenant first receives or sends the some, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way. to the condition of the Premises or any of the matters described In this Article 6.

ARTICLE 7. INSURANCE, INDEMNITY, CONDEMNATION, DAMAGE AND DEFAULT.

7.1 Tenant's Insurance.

         (a) Tenant shall, at its sole cost and expense, during the Term maintain in effect "All Risks" insurance against damage by fire, vandalism, malicious mischief and other perils contained within the classification of "All Risks" for an amount of up to one hundred percent (100%) of the full replacement cost the Premises and the Building, all improvements constructed thereon and any additions thereto or replacements thereof, covering the Premises, exclusive of foundation and excavation costs, together with rental Interruption Insurance on the Premises against loss by perils covered by such insurance in amounts of up to one year's full rental value, the proceeds of which shall be payable to Landlord and any Mortgagee, as their interests may appear. Said insurance shall not contain a co-insurance or contribution provision, and shall contain a replacement cost endorsement reasonably acceptable to Landlord. Tenant may maintain a deductible of $5,000 on such policy, or such other deductible reasonably acceptable to Landlord, provided however, that in the event of any loss hereunder, Tenant shall be obligated to pay to Landlord such deductible amount.

         (b) Tenant shall secure and maintain, at its own expense, at all times during the Term, a policy or policies of commercial general liability Insurance protecting Tenant and naming Landlord, the holders of any deeds of trust, mortgages or ground losses on the Premises, and Landlord's representatives (which term, whenever used in this Article 7, shall be doomed to Include Landlord's partners, trustees, ancillary trustees, officers, directors, shareholders, beneficiaries, agents, employees and property manager) as additional insureds against claims based upon, involving or arising out of Tenant's i operations, assumed liabilities or Tenant's use, occupancy or maintenance of the Premises. Such insurance shall provide for a minimum amount of Two Million Dollars ($2,000,000.00) for property damage or injury to or death of one or more than one person in any one accident or occurrence, The coverage required to be carried shall include personal Injury liability (libel, slander, false arrest and wrongful eviction), broad form property damage liability, products liability, fire legal liability, advertising injury, completed operations coverage (as well as owned, non-owned and hired automobile liability If an exposure exists), and the broadest form of contractual liability coverage available. It is the parties intention that Tenant's policy provide coverage of Tenant's contractual obligations under this Lease, including the Indemnification obligations contained in Section 7.3, to the maximum extent possible. The commercial general liability policy shall contain an exception to any pollution exclusion which exception insures damage or Injury arising out of heat, smoke or fumes from a hostile fire. Such Insurance shall be written on an occurrence basis and contain a separation of insureds provision or cross-liability endorsement acceptable to Landlord.

         (c) Tenant shall secure and maintain, at Tenant's expense, at all times during the Term, a policy of physical damage insurance on all of Tenant's fixtures, furnishings, equipment, machinery, merchandise and personal property In the Premises and on any Alterations (as defined in Section 5.6) made by or for Tenant upon the Premises, all for the full replacement cost thereof without deduction for depreciation of the covered items and In amounts that meet any co-insurance clauses of the policies of Insurance. Such insurance shall insure against those risks Customarily covered In an "all risk" policy of insurance covering physical loss or damage. Tenant shall use the proceeds from such Insurance for the replacement. of fixtures, furnishings, equipment and personal property and for the restoration of Alterations to the Premises. In addition, Tenant shall secure and maintain, at all times during the Term, loss of income, business interruption and extra expense insurance In such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils.

         (d) Tenant shall secure and maintain at all times during the Term workers' compensation Insurance in such amounts as are required. by law, employer's liability insurance in the amount of One Million Dollars ($1,000,000.00) per occurrence, and all such other insurance as may be required by applicable low or as may be reasonably required by Landlord. In the event Tenant makes any Alterations to the Premises, prior to commencing any work in the Premises, Tenant shall secure 'builder's all risk' insurance which shall be maintained throughout the course of construction, such policy being an all risk builder's risk completed value form, in an amount approved by Landlord, but not less than the total contract price for the construction of such Alterations and covering the construction of such Alterations,' and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be Insured by Tenant pursuant to this Section 7.1 Immediately upon completion thereof.

7.2 Tenant's Additional Insurance Requirements.

         (a) Tenant shall provide Landlord with an original certificate of insurance, executed by an authorized agent of the Insurer(s), confirming compliance with all Insurance requirements hereunder, and copies of such policies if requested by Landlord. The certificate shall indicate that the insurance provided specifically recognizes the liability assumed by Tenant under this Lease (including without limitation Tenant's Indemnification obligations under Section 7.3) and that Tenant's insurance Is primary to and not contributory with any other Insurance maintained by Landlord, whose Insurance shall be considered excess insurance only. The certificate shall also confirm that the waiver of subrogation required to be obtained pursuant to Section 7.4 is permitted by the insurer.

         (b) Payment of premiums for all insurance policies required under this Lease shall he deemed Additional Rent. In the event that Tenant fails to cure an event of default within the applicable notice period, Landlord may thereafter require that all Insurance policies required hereunder to be paid in advance with a single, annual premium. All such policies shall be issued by and binding upon a reputable insurance company of good financial standing licensed to do business in the State of Arizona with a rating of at least A-VII in the most currently available issue of Best's Insurance Guide, or such other rating as may be required by a lender having a lien on the Premises. Evidence of Insurance provided to Landlord shall include an endorsement showing that Landlord, Landlord's representatives and the holders of any deeds of trust, mortgages or ground leases on the Premises are Included as additional insureds on general liability insurance, and as loss payees for property insurance, to the extent required. hereunder, and an endorsement whereby the insurer agrees not to cancel, non-renew or materially alter the policy without at least thirty (30) days prior written notice to Landlord and any mortgages of Landlord. Tenant shall, at least thirty (30) days prior to the expiration of any policy of insurance required to be maintained. by Tenant under this Lease, furnish Landlord with an "insurance binder" or other satisfactory evidence of renewal thereof.

         (c) It is the intention of the parties hereto to protect Landlord and the Premises from any type or amount of risk for which Insurance can be reasonably obtained throughout the Term. If in the opinion of any mortgages of the Premises or an insurance broker retained by Landlord, the amount or type of any insurance coverage then in effect is not adequate to protect the Interests 6f Landlord, Landlord's mortgagee or Landlord's representatives, then Tenant shall Increase or broaden Its Insurance coverage in the manner requested within thirty (30) days of Landlord's written notice. Notwithstanding anything contained herein, Tenant assumes full responsibility for adequately insuring Itself against all risks and obligations under this Lease and Its use of the Premises. Tenant's obligations shall not be limited or relieved in any manner as a result of Tenant's satisfaction of the minimum Insurance requirements under this Lease.

         (d) Tenant shall not do or permit anything to be done that would Invalidate the Insurance policies referred to in this Article 7. Tenant shall, at Tenant's sole expense, comply with (i) all requirements of Tenant's and Landlord's insurers and (ii) all rules, orders, regulations or requirements of the American Insurance Association and with any similar body that pertain to Tenant's business operations or use of the Premises.

         (e) In the event that Tenant fails to provide evidence of Insurance required to be provided by Tenant under this Lease, prior to commencement of the Term, and thereafter during the Term, within five (5) days following Landlord's request therefor, and thirty (30) days prior to the expiration date of any such policy of coverage, Landlord shall be authorized (but not required) to procure such policy at Tenant's expense, The costs of such policy, plus a fifteen percent (15%) administrative fee, shall be payable as Additional Rent within ten (10) days of Landlord's written notice.

7.3 Indemnity and Exoneration.

         (a) To the extent not prohibited by law, Landlord and Landlord's representatives shall not be liable for any lose, injury or damage to person or property of Tenant, Tenant's agents, employees, contractors, customers, invitees or any other person, in or about the Premises, whether such damage or injury caused by fire, steam, electricity. gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or by theft, acts of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or from any other cause, whether said damage or Injury results from conditions arising upon the Premises or from other sources or places, and regardless of whether the cause of such damage or Injury or the means of repairing the same is inaccessible to Tenant, or which may arise through repair, alteration or maintenance of any part of the Premises (except as expressly provided below and in Sections 7.5 and 7.6) or the failure to make any such repair, from any condition or defect in, on or about the Premises, including the presence of any Hazardous Material, as defined in Section 6.1, or from any other condition or cause whatsoever. Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other occupant of the Premises or any other party, nor shall Landlord be liable under any circumstances for damage or Inconvenience to Tenant's business or for any losses of income or profit therefrom, except in the event of Landlord's active gross negligence or willful misconduct, or Landlord's affirmative, active negligence (excluding any omissions to act) in the event Landlord enters upon the Premises, but only to the extent of affirmative negligent acts committed while upon the Premises

         (b) Tenant shall indemnify, protect, defend and hold the Premises, Landlord and Landlord's representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, expenses (including without limitation attorneys' fees, consultant fees, testing and Investigation fees, expert fees and court costs) arising out of or In any way related to or resulting directly or Indirectly from (i) use or occupancy of the Premises, (ii) the activities of any person or party In or about the Premises, Including but not limited to work or labor performed, materials or supplies furnished to or at the request of or for the account of Tenant, (iii) any failure to comply with any applicable law, and (iv) any default or breach by Tenant of any obligation under this Lease, provided, however, that the foregoing indemnity shall not be applicable to claims arising by reason of the active gross negligence or willful misconduct of Landlord, or Landlord's active negligence (excluding any omissions to act) in the event Landlord enters upon the Premises, but only to the extent of affirmative negligent note committed while upon the Premises.

         (c) The provisions of this Section 7.3 shall survive the expiration or sooner termination of this Lease. BY SIGNING ITS INITIALS BELOW, TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SECTION 7.3 AND FURTHER ACKNOWLEDGES THAT SUCH PROVISIONS WERE SPECIFICALLY NEGOTIATED.

/s/ JIR
______________________
Tenant's Initials

7.4 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waived all rights of recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors, and employees, for any lose or damage that may occur to any person or to the Premises, or any improvements thereto, or the Premises or any personal property of such party therein, by reason of any cause required to be Insured against under this Lease to the extent of such coverage, regardless of cause or origin, Including negligence of the other party hereto, provided that such party's insurance is not Invalidated thereby; and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against such other party. Tenant shall advise Its insurers of the foregoing and such waiver shall be a part of each policy required to be maintained by Tenant hereunder.

7.5 Condemnation

         (a) It there is any taking of or damage to all or any part of the Premises or any Interest therein because of the exercise of the power of eminent domain or Inverse condemnation, whether by condemnation proceedings or otherwise, or any transfer of any part of the Premises or any interest therein made In avoidance thereof (all of the foregoing are hereinafter referred to as a "Taking") before or during the Term, the rights and obligations of the parties with respect to such Taking shall be as provided In this Section 7.5. For purposes of this Section 7.5 the 'date of Taking' means the date of entry into possession by, or the vesting of title In, the condemning authority, whichever is earlier.

         (b) If there is a Taking of all of the Premises, this Lease shall terminate automatically as of the date of Taking. If this Lease Is terminated as to a portion of the Premises, such partial termination shall be effective as of the date of Taking.

         (c) If twenty-five percent (26%) or more, but less than one hundred percent (100%), of the Floor Area of the Building shall be taken, either party may terminate this Lease. The terminating party shall give the other party notice of such election not later than thirty (30) days after the date of Taking. If neither party gives such notice, this Lease shall remain in full force and effect and Base Rent shall be adjusted as provided In Section 7.5(f).

         (d) If twenty-five percent (25%) or more of the parking spaces In the parking area an the Premises shall be taken, or If a Taking of a portion of the parking area results in a violation of or noncompliance With governmental requirements, then either Landlord or Tenant may terminate this Lease. The terminating party shall give written notice to the other party of such election not later than thirty (30) days after the date of Taking. If Tenant gives such written notice of termination to Landlord, Landlord shall have the right, within thirty (30) days after receipt of such notice, to give written notice to Tenant of Landlord's intention to provide additional parking to Tenant, which parking shall be located within a reasonable distance from the boundary of the Premises. If such additional parking is thereafter made available to Tenant, or if neither party given such notice, this Lease shall remain in full force and affect.

         (e) If this Lease is not terminated pursuant to this Section 7.5, Landlord shall restore with reasonable diligence the remainder of the Premises so for as practicable to a complete unit of similar quality, character, and condition as that which existed immediately prior to the Taking, provided that the scope of work shall not exceed the original scope of work done by Landlord In constructing the Premises, and further provided that Landlord shall not be obligated to expand more then the amount which was awarded and received by Landlord for such purpose In connection with the Taking.

         (f) If this Lease is not terminated as provided In this Section 7.5, the Base Rent shall be reduced in proportion to the ratio of the floor Area taken from the Building to the total Floor Area of the Building immediately before the Taking.

         (g) The entire award or compensation In such proceedings, whether for a total or partial Taking or for diminution In the value of the leasehold or for the fee shall belong to and be the property of Landlord. Tenant hereby assigns its right to any such award to Landlord; provided that Tenant shall be entitled to receive from the condemnor such compensation as may be separately awarded by the condemnor to Tenant or recoverable from the condemnor by Tenant In its own right for the taking of trade fixtures and equipment owned by Tenant (meaning personal property, whether or not attached to real property, Which may be removed without Injury to the Premises), for Tenant's business goodwill unrelated to the Leave, and for the expense of removing and relocating Tenant's personal property, Tenant shall not be compensated for the "bonus value" of its lease if the date of Taking occurs after the end of the fifth year of the Initial Term. If the Premises are restored In accordance with Section 7.5(e), any awards received shall be made available for such restoration.

         (h) In the event of a temporary Taking of all or a portion of the Premises, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.

7.6 Damage or Destruction. In the event of a fire or other casualty in the Premises, Tenant shall Immediately give notice thereof to Landlord. The following provisions shall then apply:

         (a) If the damage to the Premises can, in Landlord's reasonable opinion, be made tenantable with all damage repaired within nine (9) months from the date of damage, then Landlord shall be obligated to rebuild the same to substantially their former condition (subject to reasonable changes which Landlord shall deem desirable and such changes-as may be required by applicable low) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect, provided, however, that Landlord shall have no obligation to repair or restore any tenant Improvements except to the extant that Landlord realizes insurance proceeds, If any, sufficient for such purpose and for all other restoration and repair purposes. Landlord shall provide written notice (the "Repair Notice") to Tenant indicating the anticipated period for repairing the damage, within thirty (30) days of the later of (i) the date that Landlord determines the full extent of the damage, or (ii) the extant of Insurance proceeds available to effectuate repairs. Tenant shall deposit with Landlord within ten (10) days of Landlord's sending the Repair Notice the difference, if any, between the estimated costs of repair and the amount of insurance proceeds payable to Landlord. Landlord may, at its election, refrain from commencing any repair work until Tenant has deposited such additional sums with Landlord. In such event, Landlord's time for completing the repairs shall be extended for a time period equal to such delay in payment by Tenant. The Repair Notice shall state, if applicable, Landlord's election to either repair the Premises or terminate the Lease.

         (b) Notwithstanding anything to the contrary contained In Section 7.6(a), Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when any damage thereto occurs during the lost eighteen
(18) months of the Term. Under such circumstances, if Landlord elects not to rebuild, Landlord shall notify Tenant of its decision not to rebuild in the Repair Notice, whereupon the Lease shall terminate as of the later of the date of such notice or Tenant's vacating and surrendering the Premises and paying the difference, If any, between the estimated costs of repair and the amount of Insurance proceeds payable to Landlord.

         (c) If the Premises can not be repaired within nine (9) months from the date of damage, Landlord shall so notify Tenant within thirty (30) days of the later of (i) the date that Landlord determines the full extent of the damage, or
(ii) the extent of Insurance proceeds available to effectuate repairs. Tenant or Landlord may terminate this Louse within thirty (30) days after the date of such notice, such termination notice to be effective upon Tenant's vacating and surrendering the Premises and paying the difference, If any, between the estimated costs of repair and the amount of insurance proceeds payable to Landlord. If neither party elects to terminate, Landlord shall proceed with reasonable diligence to rebuild the Premises to substantially their former condition (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law).

         (d) During any period when Tenant's use of the Premises is significantly impaired by damage or destruction, Base Rent shall abate in proportion to the degree to which Tenant's use of the Premises is impaired until such time as the Premises are made tenantable as reasonably determined by Landlord; provided that no such rental abatement shall he permitted if the casualty is the result of the negligence or willful misconduct of Tenant or Tenant's employees, agents, contractors or invitees, or If Tenant has failed to maintain the rental interruption insurance required under Section 7.1 (a).

         (e) The proceeds from any insurance paid by reason of damage to or destruction of the Premises or any part thereof insured by Landlord shall belong to and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Premises or the beneficiary of any dead of trust which constitutes an encumbrance thereon. Tenant shall be responsible at Its sole cost and expense for the repair, restoration and replacement of (i) its fixtures, furnishings, equipment, machinery, merchandise and personal property in the Premises, and (ii) its Alterations, unless Landlord realizes Insurance proceeds sufficient for such purpose and agrees to undertake such work.

         (f) Landlord's repair and restoration obligations under this Section
7.8 shall not impair or otherwise offset the rights and obligations of the parties set forth elsewhere in this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant, its employees, agents, contractors or invitees, or injury to Tenant's business resulting in any way from such damage or the repair thereof. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present of future statute or law to the extent inconsistent therewith.

7.7 Default by Tenant.

         (a) Events Of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") on the part of Tenant:

                  (1) Abandonment. Vacating the Premises without the intention to reoccupy come, or abandonment of the Premises for a continuous period of fourteen (14) days.

                  (2) Nonpayment of Rent. Failure to pay any installment of Rent due and payable hereunder on the date, when payment is due, such failure continuing for a period of three (3) days after written notice of such failure; provided, however, that Landlord shall not be required to provide such notice more then four (4) times during the Term with respect to non-payment of Base Rent or Additional Rent, the fifth such non-payment constituting default without requirement of notice. Tenant shall pay to Landlord, as Additional Rent hereunder and In addition to a late charge, If applicable, and any attorneys fees which Landlord may Incur, a charge of Seventy-Five Dollars ($75.00) for the preparation of a written demand for delinquent Rent to reimburse Landlord for its administrative costs thereof.

                  (3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters; SPECIFIED IN SUBSECTIONS 7.7(a)(1) and 73(a)(2), such failure continuing for a period of fifteen (15) business days after written notice of such failure (or such longer period, up to but not exceeding an additional ninety (90) days, as is reasonably necessary to remedy such default, provided that Tenant 'commences the remedy within such fifteen (16)-day period and continuously and diligently pursues such remedy at all times during the additional ninety (90)-day period).

                  (4) General Assignment. Any general arrangement or assignment by Tenant for the benefit of creditors.

                  (5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an Involuntary petition against Tenant, which Involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee In bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

                  (6) Receivership. The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's, assets or the Premises, where possession is not restored to Tenant within thirty (30) days.

                  (7) Attachment The attachment, execution or other judicial seizure of all or substantially. all of Tenant's assets or the Premises, It such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

                  (8) Insolvency. The admission by Tenant in writing of its Inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant In any such proceeding; or, If within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

                  (9) Letter of Credit. If the performance of Tenant's obligations under this Lease Is secured by a Letter of Credit. (i) the termination of the Letter of Credit, (ii) the Issuing bank's becoming Insolvent or the subject of a bankruptcy filing, or (iii) the Issuing bank's refusal to honor the Letter of Credit, combined with Tenant's failure, within fifteen (15) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with an alternative letter of credit or other substitute security acceptable to Landlord In its sole discretion.

                  (10) Guarantor. If the performance of Tenant's obligations under this Lease Is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty; (iii) a guarantor's becoming Insolvent or the subject of a bankruptcy filing; (iv) a guarantor's refusal to honor the guaranty; or (A guarantor's breach of Its guaranty obligation on an anticipatory breach basis, and Tenant's failure, within thirty (30) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the guarantor(s) that existed at the time, of execution of this Lease.

                  (11) Partner. If Tenant is a partnership or consists of more then one (1) person or entity, if any partner of the partnership or any person or entity constituting Tenant is Involved In any of the events or acts described in subsections 7.7(a)(4) through (8).

                  (12) Misrepresentation. The discovery by Landlord that any representation, warranty or financial statement given to Landlord by Tenant or any guarantor of Tenant's obligations under this Lease was materially false or misleading.

         (b) Remedies Upon Default. If an event of default by Tenant occurs, then, In addition to any other remedies available to Landlord at law or In equity, all of which rights and remedies shall be cumulative, with the exercise of one or more rights or remedies not to Impair Landlord's rights to exercise any other right or remedy, and all of which may be exercised pursuant to legal process as then may be provided or permitted by the laws of the State of Arizona, Landlord shall have the following remedies:

                  (1) Termination. If an event of default occurs, Landlord shall have the right, with or without notice or demand, Immediately upon expiration of any applicable grace period specified herein, to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same by any lawful means, and repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease. If Landlord elects to terminate the Lease, Landlord shall also have the right to reenter the Premises and take possession of and remove all equipment and fixtures of Tenant in the Premises.

                  (2) Continuation After Default. Even though Tenant has broached this Lease, and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 7.7(b)(1) hereof In writing, and Landlord may enforce all of Its rights and remedies under this Lease, Including (but without limitation) the right to recover Rent as It becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Arizona law. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's Interest under this Lease shall not constitute an election to terminate Tenant's right to possession unless expressly stated by Landlord. Notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate Tenant's right to possession and this Loose. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs of such reletting (Including, without limitation, attorneys fees, brokers' fees and tenant improvement costs); second, to the payment of any Indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of Rent due and unpaid hereunder, and the balance, if any, shall be hold by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder Is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

         (c) Indemnification. Nothing In this Section 7.7 shall be doomed to affect Tenant's obligation to indemnity Landlord under Section 7.3 of this Lease, and such obligation shall survive the termination or expiration of this Lease.

         (d) Waiver of, Notice/Performance by Landlord. Notwithstanding any provision of this Section 7.7, (a) if Tenant is required to comply with any governmental requirement, Tenant shall not be entitled to notice of default from Landlord and right to cure beyond the period within which such compliance may be required by applicable law; or (b) if In Landlord's reasonable determination the 'continuance of' any default by Tenant for the full period of notice provided for herein will constitute a threat of injury or harm to persons or property, Landlord may, with or without notice, elect to perform those acts with respect to which Tenant is in default for the account and at the expense of Tenant. If by reason of such governmental requirement or default by Tenant, Landlord is compelled or elects to PAY any sum of money (including without limitation attorneys' fees, consultant fees, tasting and investigation fees, expert fees and court costs), such sums so paid by Landlord, plus an administrative charge of fifteen percent (15%) of such sums, shall be due as Additional Rent from Tenant within ten (10) days of written demand from Landlord.

         (e) Late Charge. If any payment required to be made by Tenant under this Lease is not received by Landlord within five (5) days of the date the same Is due, Tenant shall pay to Landlord an amount equal to five percent (5%) of the delinquency as Additional Rent. The parties agree that Landlord would incur costs not contemplated by this Lease by virtue of such delinquencies, Including without limitation administrative, collection, processing and accounting expenses, the amount of which would be extremely difficult to compute, and that the foregoing sum represents a reasonable estimate of landlord's damages for late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's breach or default With respect to such delinquency, or prevent Landlord from exercising any of Landlord's other rights and remedies.

         (f) Interest. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent and Additional Rent and other sums due hereunder will cause Landlord to Incur costs not contemplated by this Lease, the exact amount of which will he extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises, Accordingly, all sums accruing to Landlord under the terms And provisions of this Lease Which shall not be paid when duo shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed under Arizona law, from the date the some becomes due and payable by the terms and provisions of this Lease until paid, such interest constituting Additional Rent hereunder. In the event that there are any sums payable by Landlord to Tenant under the terms and provisions of this Lease which shall not be paid when due, such sums shall bear interest at the lessor of eighteen percent (18%) per annum or the maximum rate allowed under Arizona law, from the date the same becomes due and payable by the terms and provisions of this Lease until paid.

         (g) Tenant's Subleases. If Landlord elects to terminate this Lease an account of any default by Tenant, Landlord may: (1) terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Premises, or (h) choose to succeed to Tenant's interest in such arrangement. If Landlord elects to succeed to Tenant's Interest In such arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, any rent or other consideration receivable under that arrangement.

         (h) Form of Payment After Default. If Tenant falls to pay any amount due under this Lease within three (3) days after written notice or If Tenant draws a check on an account with, insufficient funds, Landlord shall have the right to require that any subsequent amounts paid by Tenant to Landlord under this Lease (to cure, a default or otherwise) be paid In the form of cash, money order, cashier's or certified check drawn on an Institution acceptable to Landlord, or other form approved by Landlord, despite any prior practice of accepting payments In a different form.

         (i) ACCEPTANCE of Rent Without Waiving Rights. No payment by Tenant shall be deemed to be other then on account of the earliest sum due from Tenant hereunder, nor shall any endorsement or statement on any check or any letter accompanying such payment be deemed an accord and satisfaction. As further provided In Section 8.3 herein, Landlord may accept Tenants payments without waiving any right or remedy under this Lease, including the right to commence and pursue an action to enforce rights and remedies under a previously served notice of default, without giving Tenant any further notice or demand.

         (j) Waiver by Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord's lawful reentering and taking possession of the Premises in accordance with the provisions of this Lease or removing and storing the property of Tenant as herein provided.

         (k) Remedies Cumulative. All rights, privileges and elections or remedies of Landlord are cumulative and not alternative with all other rights and remedies at law or in equity to the fullest extent permitted by law.

ARTICLE 8. MISCELLANEOUS MATTERS.

8.1 Parking. In the event that there is more then one tenancy at the Premises, Landlord reserves the right: (i) to change the configuration, design and layout of the parking area, (ii) to close off or restrict access to the parking area from time to time to facilitate construction, alteration, or improvements, without incurring any liability to Tenant and without any abatement of Rent under this Lease, and (iii) to adopt reasonable rules and regulations for the parking area from time to time. Only automobiles no larger then full size passenger automobiles or pick-up trucks may be parked in the Premises parking area. Tenant shall not permit or allow any vehicles to be loaded, unloaded or parked In areas other then those designated by Landlord for such activities.

8.2 Brokers. Landlord and Tenant each represent to the other that neither party has had any dealings with any broker in connection with the negotiation of this Lease and the consummation of the transaction contemplated hereby, other than Eric J. Wichterman of Grubb & Ellis, who acted as the selling broker in the sale of the Premises by Tenant to Landlord, and who will be compensated solely by Tenant. Landlord and Tenant hereby agree to Indemnify, defend and hold each other free and harmless from and against other liability for compensation or charges which may be claimed by any other agent, broker, finder or similar party by reason of any dealings with or actions of the indemnifying party in connection with the negotiation of this Lease and the consummation of this transaction, including any costs, expenses and attorneys' fees Incurred with respect thereto.

8.3 No Waiver. No waiver by either Landlord or Tenant of the default or breach of any term, covenant or condition of this Lease shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or branch of the same or of any other term, covenant or condition hereof. The consent to, or approval of, any act by a party shall not be deemed to render unnecessary the obtaining of such party's consent to, or approval of, any subsequent or similar act, or be construed as the basis of an estoppel to enforce any provision of this Lease requiring such consent. Landlord's knowledge of a default or breach at the time of accepting any payment from Tenant shall not be a waiver of any such default, or breach by Tenant other than the failure of Tenant to pay the particular obligation to which such payment in applied by Landlord. Any payment made by Tenant may be accepted by Landlord on account of any monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

8.4 Recording. A memorandum of this Lease may be recorded, provided that the form of such memorandum is first approved by Landlord, In Landlord's reasonable discretion.

8.5 Holding Over. If Tenant holds over after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay for each month of hold-over tenancy one hundred fifty percent (150%) of the Base Rent which Tenant was obligated to pay for the month immediately preceding the and of the Term for each month or any part thereof of any such hold-over period, together with all other amounts due hereunder. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over, Tenant shall Indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, losses, costs, expanses (including attorneys' fees), injury and damages incurred by Landlord as a result of Tenant's delay in vacating the Premises.

8.6 Transfers by Landlord. If Landlord transfers, in whole or in part, Its rights and obligations under this Lease or in the Premises, upon Its transferee's assumption of Landlord's obligations hereunder and delivery to such transferee of any unused Security Deposit then hold by Landlord, Landlord shall be automatically released from any liability or obligations accruing under the Lease after the date of such transfer,

8.7 Attorneys' Fees. If Landlord or Tenant (the "indemnified party") becomes a party to any action or dispute concerning the Premises as a result of any act or omission by the other party (the "indemnified party") the indemnifying party shall be liable for all costs incurred by the indemnified party In connection with such dispute (including without limitation attorneys' fees, consultant fees, testing and Investigation fees, expert fees and court costs), whether or not litigation is commenced. In the event either party places the enforcement of this Lease, or any part of It, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall recover Its reasonable attorneys' fees, costs and expenses, including those which may be Incurred in connection With any mediation, arbitration, bankruptcy proceeding or upon appeal. Such fees may be awarded in the same suit or recovered In a separate suit, whether or not suit is filed or any suit that may be filed is pursued to decision or judgment. The term "prevailing party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by. the other party of its claim or defense. The attorneys' fee award shall not be computed In accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably Incurred.

8.8 Termination; Merger. No act or conduct of Landlord, Including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by tenant before the scheduled Term Expiration Date. Only a written notice from Landlord to Tenant expressly accepting a surrender of the Premises and acknowledging a termination of this Lease shall be effective. Unless specifically stated otherwise In writing by Landlord, the termination of this Lease for any reason shall automatically terminate any sublease or lesser estate In the Premises; provided, however, that Landlord shall have the option to continue any or oil existing subtenancies.

8.9 Amendments; Interpretation. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the parties in interest at the time of the modification. The captions of this Lease era for convenience only and shall not be used to define or limit any of its provisions.

8.10 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease (including the application of such provision to any other person or circumstance) shall not be affected thereby. This Lease shall in all events be construed and Interpreted so as to remain enforceable In accordance with the express terms contained herein to the fullest extent permitted by law.

8.11 Notices. All notices, demands, consents and approval* which are required or permitted by this Lease to be given by either party to the other shall be in writing and shall be deemed to have been fully given by personal delivery or by recognized overnight courier service or when deposited In the United States mail, certified or registered, with postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information shoot, or to such other place as the Party to be notified may from time to time designate by at least fifteen (16) days' notice to the notifying party given In accordance with this Section 8.11, except that upon Tenant's taking Possession of the Premises, the Premises shall irrevocably constitute Tenant's address for notice purposes until Landlord has accepted Tenant's surrender of the Premises. A copy of all notices given to Landlord under this Lease shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

         Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by recognized overnight courier shall be deemed given twenty-four (24) hours after delivery of the same to the courier. If notice is received on a Saturday, Sunday or legal holiday. It shall be deemed received on the next business day.

8.12 Force Majeure. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing In this Section 8.12 shall excuse or delay Tenant's obligation to pay Rent or other charges due under this Lease.

8.13 Independent Covenants. Each and every covenant, agreement or other provision of this Lease on Tenant's part to be performed shall be doomed and construed as a separate and Independent covenant of Tenant, not dependent an any other provision of this Lease or on any other covenant or agreement of Landlord set forth herein.

8.14 Successors and Assign. This Lease shall be binding upon and inure to the benefit of Landlord; its successors and assigns (subject to Section 8.6 herein), and shall be binding upon and inure to the benefit of Tenant, Its successors, and to the extent a Transfer under Section 5.4 may be approved by Landlord, Tenant's successors and assigns.

8.15 Further Assurances. Landlord and Tenant each ogres to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

8.16 Incorporation of Prior Agreements. This Lease, Including the exhibits and addends attached to It, contains all agreements of Landlord and Tenant with respect to any matter referred to herein. No prior agreement or understanding pertaining to such matters shall be effective.

8.17 Applicable Law. This Lease shall be governed by, construed and enforced In accordance with the laws of the State of Arizona.

8.18 Time of the Essence. Time Is of the essence of each and every covenant of this Lease.

8.19 No Joint Venture. This Lease shall not be doomed or construed to create or establish any relationship of partnership or joint venture or similar relationship between Landlord and Tenant hereunder.

8.20 Authority. If Tenant Is a corporation, trust, general or limited partnership, limited liability company or other business entity, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on Tenant's behalf and that this lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, trust, partnership, limited liability company or other business entity, Tenant shall, within ten (10) business days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority. Landlord shall within ten (10) business days after request by Tenant, deliver to Tenant evidence of Landlord's authority to execute and deliver this Lease.

8.21 Offer. Preparation of this Leave by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding and shall not be effective until fully executed by both Landlord and Tenant

8.22 Tenant Financing. Landlord agrees to execute and deliver from time to time, if requested by Tenant, and so long as Tenant is not in default hereunder, Instruments for the benefit of Tenant and any bank, trust company or other parson ("Lender") extending loans or other financial accommodations to Tenant. Such Instruments may provide that: (i) Landlord waives any landlord's liens that may be Imposed against or encumber any of Tenant's personal property located on the Premises (but excluding Alterations, as defined in Section 5.6 herein, or any other leasehold or tenant improvements); (ii) In the event of any default by Tenant under the Lease, Landlord will deliver by mail to Lender copies of any notices of default contemporaneously with the delivery thereof to Tenant, (iii) Lender will have a right to cure any of Tenant's defaults upon the same basis as Tenant, and (iv) in the event that Lender timely cures Tenant's defaults, Lender shall have a license to occupy the Premises for a period of up to ninety (90) days following the cure of such default, provided that such license may be revoked upon Lender's failure to thereafter timely pay all sums due under the Lease or timely perform all other obligations to be performed by Tenant hereunder during the period of Lander's occupancy.

8.23 Exhibits; Addenda. All the Exhibits and addenda which are referenced herein or are to attached to this Leave are incorporated In and made a part of this Lease.

8.24 Waiver of Right to Jury Trial. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code or ordinance.

                                                 /s/ JIR
---------------------------------            -----------------------------------
(Landlord's initials)                         (Tenant's initials)

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.


"LANDLORD"
Van Wagner Properties


By:
     ------------------------------------------



"TENANT"
CPU Micromart, a Nevada corporation


By:   /s/ Jeffrey I. Rassas
     ------------------------------------------

Its:   CEO
     ------------------------------------------

                                   EXHIBIT "A"


Lot 4, Sun Airpark Corporate Center Two, according to Book 352 of Maps Page 48, Records of Maricopa County, Arizona.

                       EXCLUSIVE AUTHORIZATION TO SUBLEASE

SUBLESSOR hereby grants to Lee & Associates Arizona Commercial Real Estate Service Company ("Broker") this exclusive right to negotiate a sublease or subleases on the subject property for a period commencing November 1, 1999 and ending at midnight on November 30, 1999. Said sublease(s) shall be at the monthly rental of One and No/100 (NNN) per square foot Dollars (1.00/SF NNN). The sublease term shall be for no longer a term than that specified in the Master Lease which farm expires on ________, _____, and unless stated otherwise, subject to the terms and conditions of the Master Lease under which the Sublessor herein Is the Lessee. The subject property Is in the City of Scottsdale, County of Maricopa, State of Arizona, located at 15685 North Greenway-Hayden Loop, Scottsdale, Arizona 85260 and further described as an approximate 10,000 square foot office, showroom, warehouse facility. The terms of the Sublease(s) shall be as follows: See Master Lease attached.

In consideration of this EXCLUSIVE AUTHORIZATION TO SUBLEASE and the Broker's agreement to diligently pursue the procurement of a subtenant or subtenants for the subject property, Sublessor agrees to pay Broker a leasing commission In accordance with the appropriate provisions of the SCHEDULE OF COMMISSIONS attached hereto and which is fully and completely incorporated herein by this reference.

Sublessor shall pay the commission to Broker If: (a) the subject property is subleased to tenant(s) whether through the Broker, or by the Sublessor, or by or through anyone else prior to the expiration of this Authorization or any extension thereof; or (b) a satisfactory tenant is procured or introduced who is ready, willing and able to sublease the subject property on the terms above stated or other terms acceptable to Sublessor prior to the expiration of this Authorization or any extension thereof, whether procured or introduced by Broker or by the Sublessor or by or through anyone else; or (e) any contract for the sublease of the subject property Is made directly or Indirectly by the Sublessor prior to the expiration of this Authorization or any extension thereof; or (d) within one hundred eighty (180) days after the expiration of this Authorization or any extension thereof, the subject property Is subleased to any person or entity with whom Broker has negotiated or to whom Broker has submitted the Property prior to such expiration in on effort to affect a transaction and whose name appears on any list of such persons or entities which Broker shall have mailed to Sublessor at the address stated below at any time within ten (10) days immediately following such expiration; provided, however, if Broker has submitted a written proposal to sublease, then it shall not be necessary to include the offeror's name on the list.

It is further agreed that if Sublessor receives a cash bonus in connection with any sublease within the terms hereof, then in addition to a leasing commission, a commission shall be paid to Broker an said cash bonus calculated at the some commission rate set forth in the attached SCHEDULE OF COMMISSIONS and shall be paid at the same time ask the leasing commission. In addition, if in lieu of a sublease the Master Lessor relieves the Sublessor of any future rental liability, then a leasing commission shall be paid by the Sublessor to the extent of the rental relief.

Sublessor agrees to cooperate with Broker in affecting subleases of the property, to immediately refer to Broker all Inquiries of any party Interested in the property, and to exercise diligent and good faith efforts towards obtaining any and all approvals of the Master Lessor that may be necessary for a sublease. All negotiations are to be through Broker. Broker is authorized to accept a deposit from any prospective subtenant. Subject to the terms and conditions of the Master Lease, Broker in further authorized to advertise the property and shall have the exclusive right to place a sign on the property If, in Broker's opinion, such would facilitate the subleasing of said property.

It is understood that it is illegal for either Sublessor or Broker to refuse to display or sublease to any person because of race, color, religion, national origin, sex, marital status or physical disability,

Sublessor warrants that he has the right to possession of the subject property and has the full legal authority to execute this Authorization, Sublessor agrees to hold Broker harmless from any liability, costs or damages and/or expenses, including without limitation attorney's fees, arising from any incorrect information supplied by Sublessor or any Information which Sublessor falls to supply, or any incorrect representation of Sublessor herein, Sublessor acknowledges receipt of a copy of this EXCLUSIVE AUTHORIZATION TO SUBLEASE and the attached SCHEDULE OF COMMISSIONS, each of which Sublessor has read, fully understands, and has executed.

Broker hereby acknowledges receipt of a copy of the Master Lease attached hereto.

No amendments at alterations in the terms hereof or withdrawal of this Authorization shall be valid or binding unless made In writing and signed by both Sublessor and Broker, and Sublessor and Broker agree that there are no statements, representations, inducements or Premises made or relied upon by one or the other, except as expressly stated herein.

                             ARBITRATION OF DISPUTES

In the event any controversy related to, concerning at arising out of this EXCLUSIVE AUTHORIZATION TO SUBLEASE and/or the attached SCHEDULE OF COMMISSION, or any facts based upon or involving same such claim or controversy shall be settled by final, binding arbitration In accordance with the Commercial Arbitration Rules of the American Arbitration Association, which rules are incorporated herein by reference; provided, however, that all persons nominated to act as arbitrators of such claim or CONTROVERSY SHALL BE ATTORNEYS AT LAW DUTY LICENSED TO PRACTICE court having jurisdiction thereof. Depositions may he taken and other discovery may be obtained during SUCH ARBITRATION PROCEEDINGS TO THE SAME extent authorized in civil judicial proceedings. The unsuccessful party shall pay the costs of conducting the arbitration. In THE EVENT ANY ARBITRATION PROCEEDING AT LEGAL ACTION to ENFORCE AN ARBITRATION AWARD IS COMMENCED to recover compensation hereunder, the prevailing party shall be entitled to recover its expenses and reasonable attorney's fees incurred therein from the unsuccessful party.

Sublessor hereby acknowledges that neither Broker nor any salesperson associated with Broker is qualified or authorized to give legal or tax advice; if Sublessor desires such advice he a hall consult with an attorney or accountant. Sublessor hereby authorizes Broker to represent and serve as agent for any tenant or subtenant, or prospective tenant or subtenant of premises within the Property, and Sublessor hereby wolves any conflict of Interests which might arise as a result thereof.

In the event that any prospective tenant or subtenant is interested in leasing Premises within the Property for a term greater then the unexpired term of the Master Lease, Broker is hereby authorized to solicit from the Master Lessor and/or the prospective tenant or subtenant an agreement authorizing Broker to represent the Master Lessor and/or prospective tenant or subtenant in connection with SUCH LEASE NEGOTIATIONS AND AGREEING to pay Broker a commission with respect to such transaction. Such commission shall be to compensate Broker with respect to the leasing of the Property for a period Wending beyond the term of the Matter Lease and shall not relieve Sublessor of its obligations hereunder.

Receipt of a copy hereof is acknowledged.

Dated:                     , 19       Dated:                    , 19
SUBLESSOR:         CPU Micro Mart     BROKER:  Lee & Associates Arizona
                                               Commercial Real Estate Services
                                               Company, an Arizona corporation

By:   /s/ Jeffrey I. Rassas           By:
   -------------------------------         ------------------------------------
       Jeffrey Rassas, CEO                 James B. Watkins, Designated Broker

Address:    15695 North 83rd Way      Address: 3200 E. Camelback Road, Suite 100
            Scottsdale, AZ 85260               Phoenix, AZ 85018
Telephone:  (480) 850-4100            Telephone:  (602) 956-7777

                           LEE & ASSOCIATES - ARIZONA

                             Schedule of Commissions


PROPERTY SALES - LAND OR BUILDING

Transactions under $500,000                          7% of the sales price

$500,000 to $1,000,000                               6% of the sales price

Over $1,000,000                                      5% of the sales price

LEASING SCHEDULES

Net Leases                                           Gross Leases

6% Years 1-5                                         6% Years 1-5

3% Years 6-10                                        3% Years 6-10

2% Over 10 Years                                     2% Over 10 Years



Extension of Lease or Additional Space Taken: Should the term of the lease be extended or the tenant occupy additional space, then a leasing commission shall be paid when aid term is extended or sold additional specs is occupied. The leasing commission shall be computed in accordance with the provisions of this Schedule and by using the rates applicable as if the initial term of lease had included said extension period or the premises initially demised had Included said additional space.

Purchase of Property by Tenant: Should tenant, his successors, or assignees purchase the subject property during the term of the lease or any extension thereof or within 180 days after expiration thereof, than a sales commission shall be paid when the purchase is effected. Said sales commission shall be computed in accordance with the provisions of this Schedule, less the amount of paid leasing commissions related to that portion of the lease term EXTENDING BEYOND THE EFFECTIVE DATA OF SAID PURCHASE.

PAYMENT OF EARNED COMMISSIONS

Commissions shall be paid through escrow upon the closing of SALES AND EXCHANGE TRANSACTIONS; ABSENT ANY ESCROW: commissions shall be paid upon recordation of a deed or upon delivery of such dead or other conveyance if recordation is deferred more than one month thereafter. In the event of a contract or AGREEMENT OF SALES, JOINT VENTURE AGREEMENT, BUSINESS opportunity or other transaction not involving the delivery of a deed, commissions shall be paid upon execution and delivery of the instrument or conveyance or establishment of the entitlement of ownership.

One-half of leasing and subleasing commissions shall be paid upon THE MUTUAL EXECUTION OF A LEASE/SUBLEASE BY LESSOR/SUBLESSOR AND TENANT/SUBTENANT, AND THE BALANCE SHALL BE PAID ON THE DATE SPECIFIED IN THE LEASE FOR THE COMMENCEMENT OF THE TERM.

Broker Is hereby authorized to deduct its commission pursuant to this Schedule from funds hold In its trust account; Owner shall promptly pay any difference in cash In accordance herewith.

MISCELLANEOUS

If during the term of the attached agreement an option or RIGHT OF FIRST REFUSAL TO PURCHASE OR LEASE THE PROPERTY OR ANY INTEREST THEREIN IS GRANTED OR AN ESCROW IS OPENED OR NEGOTIATIONS INVOLVING THE SALE, TRANSFER, CONVEYANCE OR LEASE of the Property HAVE COMMENCED AND ARE CONTINUING, THEN THE TERM OF THE ATTACHED AGREEMENT SHALL BE EXTENDED WITH RESPECT TO SUCH TRANSACTION(S) AND NEGOTIATIONS FOR A PERIOD THROUGH THE EXERCISE OF SUCH option or right of first refusal, the closing of such escrow, the termination of such negotiations or the consummation of such transaction.

In the event any arbitration proceeding or legal action to ENFORCE AN ARBITRATION AWARD IS COMMENCED TO RECOVER COMPENSATION HEREUNDER AND THE ATTACHED AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER ITS EXPENSES AND REASONABLE ATTORNEYS' FEES INCURRED THEREIN from the unsuccessful party.

Broker shall share commission with Qualified Cooperative Brokers. For purposes hereof, a Qualified Cooperative Broker shall mean a person or entity which satisfies all of the following criteria;


         (a) a person or entity duly licensed by the State of Arizona as a real estate broker;

         (b)      a person or entity not a principal in the transaction;

         (c) a person or entity who is identified as a cooperative broker in an initial conference between Broker and such prospective purchaser or prospective tenant; and

         (d) a person or entity who made the initial introduction of the Property to the prospective purchaser or the prospective tenant.

Broker shall not be required to short a commission with any person or entity who in not a Qualified Cooperative Broker.

The understanding hereby acknowledges receipt of a copy of this schedule and agrees to pay a commission(s) as provided herein.

Dated:                     , 19       Dated:                   , 19


Owner, Lessor or
Sublessor:                            Broker:  Lee & Associates Arizona
                                               Commercial Real Estate Services
                                               Company, an Arizona corporation
By:                                   By:
   -------------------------------         ------------------------------------
       Jeffrey I. Rassas                   James B. Watkins, Designated Broker


Address:  15695 North 83rd Way        Address: 3200 E. Camelback Road, Suite 100
          Scottsdale, AZ 85260                 Phoenix, AZ 85019
Telephone: (480) 850-4100             Telephone: (602) 956-7777